REGISTRATION RIGHTS  AMENDING AGREEMENT
                made as of the ____ day of October, 2000


B E T W E E N:


               VALUE HOLDINGS, INC.
               a corporation incorporated under the laws of the State of Florida

               (hereinafter referred to as the VHI

                                                OF THE FIRST PART

-and-

               ROYCAP INC.
               a corporation incorporated under the laws of the Province of Ontario

               (hereinafter referred to as  the  Roycap )

                                             OF THE SECOND PART

WHEREAS in accordance with the terms and conditions contained in a 10% Convertible Debenture between VHI and Roycap dated August 11,
2000, (the Debenture ) Roycap did advance to VHI the sum of $1,000,000. U.S. ; and

          WHEREAS VHI and Roycap have agreed to amend certain terms of the Debenture in the manner as hereinafter set out; and

          WHEREAS, pursuant to and concurrent with the execution of that Debenture the parties entered into a Registration Rights
Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars U.S. and for such good and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), VHI and Roycap covenant and agree with each other as follows:


1. Any word or phrase used herein which is defined in the Registration Rights Agreement shall have the same meaning as contained in the Registration Rights Agreement. The term Warrant Agreement shall mean that certain Warrant Purchase Agreement entered into on October 11, 2000. The term Registration Rights Agreement shall mean that certain Registration Rights Agreement entered into by the parties on or about 10 August 2000.

2. Pursuant to the Warrant Agreent, VHI issued to Roycap 5 million Warrants to purchase 5 million shares of the common stock of VHI.
3. VHI shall register the shares underlying the Warrants in accordance with the Registration Rights Agreement dated August 10, 2000. VHI may also register shares underlying a Convertible
Debenture issued to Capbanx Corp. on the same registration statement.

4. VHI shall use its best efforts to file the registration statement registering all the Registerable Securities contemplated by the Registration Rights Agreement, as amended hereby and the Warrant (as amended) by November 15, 2000. . In the event the Registration Statement as contemplated hereby is not filed on or before November 15, 2000 or in the event the Registration Statement is not declared effective on or before February 15, 2001, then VHI shall pay to Roycap $20,000 for each 30 day period (or portion thereof) if the Registration Statement is not filed by November 15, 2000 or remains ineffective past Feburary 15, 2001. The above penalty shall be prorated daily over any such 30 day period on the basis of a 360 day year. The definition of "Registrable Securities" as contained in te Registration Rightrs Agreement is hereby amended amended to include the 5,000,000 (Five Million) shares of Common Stock issuable on the exercise of the warrant .

5. This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns, as the case may be.

6. Save and except as amended hereby, the Registration Rights
Agreement remains in full force and effect.



          IN WITNESS WHEREOF VHI and Roycap have executed this
Amending Agreement by affixing their corporate seals under the hands of their respective officers duly authorized in that behalf, this 11th day of October, 2000.


                     VALUE HOLDINGS, INC.


                                   Per:
_________________________________
                         Authorized Signing Officer
                         I have authority to bind the Corporation


                    ROYCAP INC.

                                   Per:
_________________________________
      Authorized Signing Officer
                         I have authority to bind the Corporation